CERTIFICATIONS

Exhibit 32.1

I, Steven V. Lant, do hereby certify in accordance with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.

The Annual Report on Form 10-K of CH Energy Group, Inc. and Central Hudson Gas & Electric Corporation (the “Companies”) for the period ended December 31, 2008 (the “Annual Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

2.	The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Companies.

Date: February 10, 2009

/s/ Steven V. Lant

Steven V. Lant
Chairman of the Board, President and
Chief Executive Officer of CH Energy Group, Inc.

/s/ Steven V. Lant

Steven V. Lant
Chairman of the Board and Chief Executive Officer
of Central Hudson Gas & Electric Corporation